UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

28050 US 19 North Suite 509 Clearwater, Florida 33761
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2006, Scott P. Mitchell was appointed to serve on the board of directors of Think Partnership Inc. (the “Company”) and to serve as its chief executive officer. On May 12, 2006, Mr. Mitchell was appointed to serve as the Company’s interim chief executive officer, following the resignation of Gerard M. Jacobs, the Company’s former interim chief executive officer.

Since August 2005, Mr. Mitchell has served as the Company’s president and as the chief executive officer of Cherish, Inc. since 2004. Mr. Mitchell launched several successful Internet businesses including HSN.com, RollingStone.com and Tunes.com. In 2004 he merged WebCapades, Inc., his online dating company, with the Company and formed Cherish, Inc., the Company’s wholly owned online dating subsidiary. Mr. Mitchell holds Bachelor of Science degrees from Illinois State University in Psychology and Economics and a Masters of Business Administration, Masters of Management and Organizational Development and Masters of Management Information Systems from Benedictine University.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

99.1      Press Release dated June 9, 2006, Announcing Appointment of Scott P. Mitchell as Director and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2006

THINK PARTNERSHIP INC.

	By:	/s/ Scott P. Mitchell
	Name:	Scott P. Mitchell
	Title:	Chief Executive Officer